Exhibit 5.1

June 13, 2023 Board of Directors BIOLIFE4D CORPORATION 318 Half Day Road, Suite 201 Buffalo Grove, IL 60089

Michael J. FitzGerald*

Eoin L. Kreditor*

Lynne Bolduc

Robert C. Risbrough

George Vausher, LLM, CPA‡

David M. Lawrence

Robert M. Yoakum

Sherilyn Learned O’Dell

Charles C. McKenna

Natalie F. Foti

Brook John Changala

Josephine Rachelle Aranda

Pfrancez C. Quijano

William Allen Miller

Sam Sayed

John M. Marston†

Deborah M. Rosenthal†

Maria M. Rullo†

Re:	Registration Statement No. 333-265400

Ladies and Gentlemen:

We have acted as counsel to BIOLIFE4D CORPORATION, a Delaware corporation (the “Company”), in connection with (i) the proposed issuance of [        ] common units (the “Common Units”), consisting of one share of common stock, $0.00001 par value, and one Warrant (the “Warrant(s)”) to purchase one share of common stock; (ii) [          ] shares of common stock underlying the Warrants; (iii) [           ] warrants to purchase shares of common stock issuable to Aegis Capital Corp. (the “Underwriter Warrants”); (iv) [           ] additional shares of common stock underlying the Underwriter Warrants; (v) up to [           ] additional shares of Common Stock and/or [           ] additional Warrants for which the underwriters have been granted an over-allotment option; (vi) up to [           ] additional shares of Common Stock underlying the additional Warrants; and (vii) 1,787,246 shares of common stock, 241,936 warrants, and 241,936 shares of common stock underlying those warrants that will be sold by selling stockholders of the Company (all of the above listed securities referred to herein collectively as the “Securities”).

The Securities are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2022, as amended (Registration No. 333-265400) (the “Registration Statement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. Except as otherwise set forth herein, we are opining herein as to the Delaware General Corporation Law of the State of Delaware and federal laws of the United States and we express no opinion with respect to any other laws.

2 Park Plaza, Suite 850 ˖ Irvine, California 92614 | 800 West Sixth Street, Suite 1500 ˖ Los Angeles, California 90017

Telephone: 949-788-8900 ˖ Facsimile: 949-788-8980 ˖ www.fkbrlegal.com

*Professional Corporation ˖ †Of Counsel ˖ ‡Certified Specialist in Estate Planning, Trust & Probate Law, and in Taxation Law, State Bar of California

June 13, 2023 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Securities shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in total numbers that do not exceed the total number of securities available under the Company’s certificate of incorporation and in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Securities will have been duly authorized by all necessary corporate action of the Company, and the Securities will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law of the State of Delaware. In addition, it is our opinion that the Warrants, when issued, will be binding obligations of the Company under the laws of the state of New York.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) of the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

Lynne Bolduc, Esq.